Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2007, except for Note 9, as to which the date is October 5, 2007, relating to the financial statements of TranS1 Inc., which appears in TranS1 Inc.’s Registration Statement on Form S-1 (No. 333-144802), as amended.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
November 6, 2007